UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2005

Integrated Brand Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50331

(Commission File Number)

98-0371433

(IRS Employer Identification No.)

705-1080 Howe Street, Vancouver, BC V6Z 2T1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.682.4029

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Definitive Agreement

On September 21, 2005, we entered into a termination agreement with ABS Capital Finance Inc. wherein we terminated the letter agreement dated July 17, 2005 with ABS, which letter agreement was reported in our Form 8-K filed on July 21, 2005. As a result of the termination, we will not be acquiring the “Seraph Forensic Data Logger” software nor will we be issuing 16,000,000 shares of our common stock to ABS or returning to treasury 38,800,000 restricted shares of our common stock.

Item 9.01. Financial Statements and Exhibits.

10.1	Termination Agreement dated September 19, 2005 between Integrated Brand Solutions Inc. and ABS Capital Finance Inc.
99.1	Press Release dated September 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED BRAND SOLUTIONS INC.

/s/ Steve Bajic

Steve Bajic, President and Director

Date: September 27, 2005